FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2015 FIRST-QUARTER BUSINESS RESULTS

•	Record net revenues of $250.9 million, up 50% over first-quarter 2014

•	Record Adjusted EBITDA of $48.3 million, up 97% over first-quarter 2014

•	Record net cash from operating activities of $89.7 million, up 73% over first-quarter 2014

•	Net loss driven by $19.3 million of Big Fish Games acquisition related charges and deferred revenue adjustments
LOUISVILLE, Ky. (Monday, April 27, 2015) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported business results for the first-quarter ended March 31, 2015.
MANAGEMENT COMMENTARY
“Our Big Fish Games acquisition, completed late in the fourth-quarter, helped drive record first-quarter results and provided further validation of our strategy to enter the growing online and mobile games segment. In addition, we saw encouraging results across all of CDI’s operating segments - Casino Adjusted EBITDA grew 6%; TwinSpires Adjusted EBITDA grew 12%; and Racing Adjusted EBITDA improved 10%,” said Bill Carstanjen, CDI’s Chief Executive Officer. “The performance of our operating segments also drove a 73% improvement in cash provided by operating activities over prior year and, consequently, we reduced the Company’s total debt to approximately $700 million from $770 million at year end. We are looking forward to another spectacular Kentucky Oaks and Kentucky Derby this weekend. We think fans will appreciate the improvements made to Churchill Downs Racetrack and our team is very excited to once again welcome everyone who attends or watches on television to ‘the greatest two minutes in sports’.”
CONSOLIDATED RESULTS
(in millions, except per share data):

	First Quarter
	2015	2014	% Change
GAAP Measures:
Net revenues	$250.9	$167.1	50
Loss from continuing operations	(1.6)	(0.7)	U
Diluted loss from continuing operations per share	$(0.09)	$(0.04)	U
Net cash flow provided by operating activities	89.7	51.9	73

Non-GAAP Measure:
Adjusted EBITDA	$48.3	$24.5	97

U: > 100% unfavorable; F: > 100% favorable

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During the first-quarter of 2015, CDI net revenues increased $83.8 million, or 50%, from the prior year, primarily due to the addition of revenues from Big Fish Games, which was acquired in December of 2014.
Total Adjusted EBITDA nearly doubled to $48.3 million, driven in part by the addition of Big Fish Games’ Adjusted EBITDA of $20.0 million. In addition, Casino Adjusted EBITDA increased $1.5 million driven by operating margin improvements at Oxford, Miami Valley Gaming (MVG) and CDI’s Louisiana properties. TwinSpires Adjusted EBITDA increased $1.2 million driven by handle growth, a reduction in pari-mutuel taxes and the discontinuation of Luckity.com. Finally, Racing Adjusted EBITDA improved $1.1 million due to the leasing of Calder’s pari-mutuel operations to a third party.
As in the fourth-quarter of 2014, during the first-quarter of 2015, several Big Fish Games acquisition related charges and deferred revenue adjustments impacted quarterly net loss and net loss per share figures below the Adjusted EBITDA line. Adjustments of $19.3 million consist of a non-cash charge of $6.4 million associated with the change in fair value of the earn-out and deferred founder liabilities, $9.2 million non-cash deferred revenue adjustment resulting from purchase price accounting rules and a $3.7 million adjustment reflecting the actual cash change in Big Fish Games deferred revenue during the quarter. The acquisition related non-cash charges and deferred revenue adjustments are expected to continue through the rest of 2015, and into the first-quarter of 2016, when the final earn-out is determined. Partially offsetting these charges was a $5.8 million gain from the sale of our remaining ownership interest in HRTV.
BIG FISH GAMES RESULTS
(in millions):

	First Quarter
	2015	2014 (1)	% Change
Bookings
Casino	$49.3	$29.5	67
Free-to-Play Casual	27.0	5.7	F
Premium	28.5	39.8	(28)
Total Bookings	$104.8	$75.0	40

Net revenues	$91.9	$—	F
Adjusted EBITDA	20.0	—	F

(1) Big Fish Games bookings for period ended March 31, 2014 not included in the consolidated financial results for CDI. Included for comparative purposes only
The chart above includes first-quarter bookings for 2015 as well as pre-acquisition results for first-quarter 2014. Bookings is a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the period. During the first-quarter, comparing results to Big Fish Games before CDI’s acquisition, total bookings increased $29.8 million, or 40%, driven by a $19.8 million increase in Casino and a $21.3 million increase in Free-to-Play Casual. Casino bookings grew by 67%, driven by a 50% increase in quarterly average paying users and a 12% increase in average bookings per paying user compared to the first-quarter of 2014. Free-to-play Casual continues to enjoy the success of its Gummy Drop! product, which launched in the third-quarter of 2014, with total growth in bookings of $21.3 million driven by an 153% increase in quarterly average paying users. Premium bookings declined $11.3 million, or 28%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games. In addition, the strengthening U.S. dollar (USD) as compared to other currencies in

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jurisdictions where our Premium segment operates resulted in conversion to lower USD bookings of approximately $2.2 million.
CASINO RESULTS
(in millions):

	First Quarter
	2015	2014	% Change

Net revenues	$85.4	$86.4	(1)
Adjusted EBITDA	28.8	27.3	6
During the first-quarter of 2015, Casino revenues declined $1.0 million mainly due to a $0.8 million decrease at Harlow’s from increased competition in the market and higher free-play offerings. Partially offsetting this decline was a $0.4 million increase in revenues at our Louisiana video poker operations, which we believe benefitted from newly installed video poker machines. Casino Adjusted EBITDA increased $1.5 million, or 6%, due to improvements at Oxford, MVG and CDI’s Louisiana properties.
TWINSPIRES RESULTS
(in millions):

	First Quarter
	2015	2014	% Change

Net revenues	$45.3	$46.1	(2)
Adjusted EBITDA	11.2	10.0	12
Total handle	214.1	211.8	1
During the first-quarter of 2015, TwinSpires revenues decreased $0.8 million from the prior year due to the cancellation of a third-party administrative call center service agreement during the fourth-quarter of 2014. However, TwinSpires wagering handle increased 1.1% compared to a U.S. thoroughbred racing handle decline of 5.2%, outpacing the industry by 6.3 percentage points. TwinSpires Adjusted EBITDA increased $1.2 million driven by the growth in wagering revenues, a reduction in Pennsylvania pari-mutuel taxes from a favorable tax ruling received during the third-quarter of 2014, and also from the discontinuation of Luckity.com, which ceased operations during November 2014.
RACING RESULTS
(in millions):

	First Quarter
	2015	2014	% Change

Net revenues	$24.4	$30.6	(20)
Adjusted EBITDA	(9.2)	(10.3)	(10)
Total handle	225.6	290.8	(22)
During the first-quarter of 2015, CDI Racing revenues declined $6.1 million, or 20%, primarily due to the July 1, 2014 cessation of pari-mutuel operations at Calder. Partially offsetting this decrease was an increase in Fair Grounds revenues of $1.8 million on a 10.5% increase in handle. Racing Adjusted

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EBITDA improved $1.1 million due to a $1.4 million improvement at Calder as a result of the leasing of pari-mutuel operations to a third party which was offset partially by declines in simulcasting operations at Churchill Downs and Arlington.
BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Tuesday, April 28, 2015, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com, or by dialing (877) 372-0878 and entering the pass code 27472696 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.
ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio. CDI also owns Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games; the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the impact of interest rate fluctuations; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content

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from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from casinos and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.
You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2014 for further information, including Part I - Item 1A, "Risk Factors" of our Form 10-K for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate.

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited) (in thousands, except per common share data)

	Three Months Ended
	March 31,
	2015	2014	% Change
Net revenues:
Big Fish Games	$91,903	$—	F
Casinos	85,415	86,386	(1)
TwinSpires	45,315	46,084	(2)
Racing	24,438	30,579	(20)
Other	3,839	4,092	(6)
	250,910	167,141	50
Operating expenses:
Big Fish Games	82,159	—	U
Casinos	60,781	62,046	(2)
TwinSpires	31,781	33,577	(5)
Racing	36,510	43,220	(16)
Other	5,603	5,698	(2)
Research and development	10,232	—	U
Selling, general and administrative expenses	21,572	21,465	—
Acquisition related charges	6,400	—	U
Insurance recoveries, net of losses	—	(431)	(100)
Operating (loss) income	(4,128)	1,566	U
Other income (expense):
Interest income	218	4	F
Interest expense	(7,484)	(4,973)	50
Equity in gains of unconsolidated investments	2,948	2,290	29
Gain on sale of equity investment	5,817	—	F
Miscellaneous, net	(188)	(25)	U
	1,311	(2,704)	F
Loss from continuing operations before income tax benefit	(2,817)	(1,138)	U
Income tax benefit	1,259	438	F
Net loss	$(1,558)	$(700)	U

Net loss per common share data:
Basic
Net loss	$(0.09)	$(0.04)	U
Diluted
Net loss	$(0.09)	$(0.04)	U

Weighted average shares outstanding:
Basic	17,268	17,419
Diluted	17,268	17,419

Other comprehensive loss:
Foreign currency translation, net of ($328) tax effect	(387)	—	U
Other comprehensive loss	(387)	—	U
Comprehensive loss	$(1,945)	$(700)	U

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited) (in thousands, except per common share data)

	2015	2014	% Change
Net revenues from external customers:
Big Fish Games	$91,903	$—	F
Casinos:
Calder Casino	20,379	20,583	(1)
Fair Grounds Slots	11,482	11,784	(3)
VSI	9,184	8,754	5
Harlow's Casino	13,680	14,451	(5)
Oxford Casino	17,503	17,519	—
Riverwalk Casino	13,187	13,295	(1)
Total Casinos	85,415	86,386	(1)
TwinSpires	45,315	46,084	(2)
Racing:
Churchill Downs	2,008	2,142	(6)
Arlington	5,812	6,122	(5)
Calder	674	8,024	(92)
Fair Grounds	15,944	14,291	12
Total Racing	24,438	30,579	(20)
Other Investments	3,605	3,837	(6)
Corporate	234	255	(8)
Net revenues from external customers	$250,910	$167,141	50
Intercompany net revenues:
TwinSpires	$297	$230	29
Racing:
Churchill Downs	233	228	2
Arlington	958	1,017	(6)
Calder	—	356	(100)
Fair Grounds	858	732	17
Total Racing	2,049	2,333	(12)
Other Investments	795	898	(11)
Eliminations	(3,141)	(3,461)	(9)
Net revenues	$—	$—
Reconciliation of Adjusted EBITDA to net loss:
Big Fish Games	$20,026	$—	F
Casinos	28,787	27,251	6
TwinSpires	11,190	9,950	12
Racing	(9,197)	(10,250)	10
Other Investments	(668)	(1,353)	51
Corporate Adjusted EBITDA	(1,867)	(1,106)	(69)
Total segment Adjusted EBITDA	48,271	24,492	97
Insurance recoveries, net of losses	—	431	(100)
Big Fish Games acquisition charges	(6,400)	—	U
Big Fish Games changes in deferred revenue	(12,876)	—	U
Share-based compensation	(2,723)	(5,241)	(48)
Pre-opening costs	—	(27)	(100)
MVG interest expense, net	(554)	(540)	3
Other charges and recoveries	6,138	—	F
Depreciation and amortization	(27,407)	(15,284)	79
Interest (expense) income, net	(7,266)	(4,969)	46
Income tax benefit	1,259	438	F
Loss from continuing operations	(1,558)	(700)	U
Foreign currency translation, net of ($328) tax effected	(387)	—	U
Comprehensive loss	$(1,945)	$(700)	U

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(unaudited) (in thousands)

	Three Months Ended March 31,		Change
	2015	2014	$	%
Intercompany management fee (expense) income:
Big Fish Games	$(750)	$—	$(750)	U
Casinos	(2,324)	(2,574)	250	10
TwinSpires	(1,223)	(1,431)	208	15
Racing	(698)	(978)	280	29
Other Investments	(113)	(133)	20	15
Corporate Income	5,108	5,116	(8)	—
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Three Months Ended March 31, (unaudited) (in thousands)

	2015	2014
Cash flows from operating activities:
Net loss	$(1,558)	$(700)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,407	15,284
Game technology and rights amortization	725	—
Acquisition related charges	6,400	—
Loss on asset disposals	377	1
Gain on sale of equity investment	(5,817)	—
Equity in gains of unconsolidated investments	(2,948)	(2,290)
Dividend from investment in unconsolidated affiliate	3,500	—
Share-based compensation	2,723	5,241
Other	402	149
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisition:
Restricted cash	5,293	6,547
Accounts receivable	(2,244)	(153)
Other current assets	(10,962)	(8,883)
Game technology and rights	(4,812)	—
Accounts payable	9,532	9,519
Purses payable	(5,007)	(5,445)
Accrued expenses	(5,921)	(6,979)
Deferred revenue	55,939	33,099
Income taxes receivable and payable	12,997	6,030
Other assets and liabilities	3,648	511
Net cash provided by operating activities	89,674	51,931
Cash flows from investing activities:
Additions to property and equipment	(9,784)	(20,169)
Deferred payments to Big Fish Games former equity holders	(959)	—
Investment in joint ventures	(327)	(6,500)
Proceeds from sale of equity investment	6,000	—
Purchases of minority investments	(81)	(273)
Proceeds on sale of property and equipment	67	86
Net cash used in investing activities	(5,084)	(26,856)
(continued on next page)

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Three Months Ended March 31, (unaudited) (in thousands)

	2015	2014
Cash flows from financing activities:
Borrowings on bank line of credit	75,620	93,067
Repayments on bank line of credit	(146,218)	(96,509)
Tax refund payments to Big Fish Games equity holders	(11,773)	—
Change in bank overdraft	747	1,845
Payment of dividends	(17,419)	(15,186)
Repurchase of common stock	(4,870)	(7,402)
Common stock issued	—	68
Windfall tax benefit from share-based compensation	2,834	2,630
Loan origination fees	(26)	(103)
Debt issuance costs	—	(1,029)
Net cash used in financing activities	(101,105)	(22,619)
Net (decrease) increase in cash and cash equivalents	(16,515)	2,456
Effect of exchange rate changes on cash	(1,896)	—
Cash and cash equivalents, beginning of year	67,936	44,708
Cash and cash equivalents, end of year	$49,525	$47,164

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) (in thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$49,525	$67,936
Restricted cash	20,772	26,065
Accounts receivable, net	60,361	75,890
Deferred income taxes	17,707	18,519
Income taxes receivable	14,560	29,455
Game technology and rights, net	4,617	530
Other current assets	35,131	24,135
Total current assets	202,673	242,530
Property and equipment, net	590,170	595,315
Investment in and advances to unconsolidated affiliate	108,606	109,548
Goodwill	840,947	840,947
Other intangible assets, net	535,732	549,972
Other assets	24,242	24,192
Total assets	$2,302,370	$2,362,504
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,988	$45,597
Bank overdraft	1,291	544
Purses payable	6,162	11,169
Account wagering deposit liabilities	19,294	18,137
Accrued expenses	85,934	93,286
Tax refund due to Big Fish Games former equity holders	6,313	18,087
Deferred revenue	75,758	51,833
Deferred revenue - Big Fish Games	54,623	41,747
Big Fish Games deferred payment, current	27,710	27,180
Current maturities of long-term debt	12,500	11,250
Dividends payable	—	17,419
Total current liabilities	341,573	336,249
Long-term debt, net of current maturities	387,257	459,105
Notes payable	300,000	300,000
Big Fish Games deferred payment, net of current amount due	52,690	51,620
Big Fish Games earnout liability	332,600	327,800
Other liabilities	23,119	21,718
Deferred revenue	17,196	16,489
Deferred income taxes	149,192	149,522
Total liabilities	1,603,627	1,662,503
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,581 shares issued at March 31, 2015 and 17,472 shares issued at December 31, 2014	262,967	262,280
Accumulated other comprehensive loss	(512)	(125)
Retained earnings	436,288	437,846
Total shareholders’ equity	698,743	700,001
Total liabilities and shareholders’ equity	$2,302,370	$2,362,504

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CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
for the three months ended March 31,
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following (in thousands):

	Three Months Ended March 31,
	2015	2014	% Change
Casino revenue	$32,044	$31,163	3%
Non-casino revenue	1,957	1,631	20%
Net revenues	34,001	32,794	4%
Operating and SG&A expenses	24,634	24,211	2%
Adjusted EBITDA	9,367	8,583	9%
Depreciation & amortization expenses	3,144	3,367	(7)%
Pre-opening expenses	—	54	(100)%
Operating income	6,223	5,162	21%
Interest (expense) income, net	(1,108)	(1,080)	3%
Net income	$5,115	$4,082	25%

Reconciliation of operating income to Churchill Downs' Adjusted EBITDA	Three Months Ended March 31,
	2015	2014	% Change
Operating income	$6,223	$5,162	21%
Pre-opening expenses	—	54	(100)%
	6,223	5,216	19%
Churchill Downs' Adjusted EBITDA	$3,112	$2,608	19%

	March 31, 2015	December 31, 2014
Assets
Current assets	$22,466	$24,943
Property and equipment, net	128,418	130,868
Other assets, net	105,059	105,059
Total assets	$255,943	$260,870

Liabilities and Members' Equity
Current liabilities	$15,231	$16,775
Current portion of long-term debt	8,332	8,332
Long-term debt, excluding current portion	25,094	26,584
Other liabilities	75	83
Members' equity	207,211	209,096
Total liabilities and members' equity	$255,943	$260,870